UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	Entry into a Material Definitive Agreement

On March 31, 2009, General Motors Corporation (“GM”) entered into amendments to the Loan and Security Agreement dated as of December 31, 2009 (the “First Treasury Loan Agreement”) between GM and the United States Department of the Treasury (the “U.S. Treasury”), and to the Loan and Security Agreement dated as of January 16, 2009 (the “Second Treasury Loan Agreement” and, together with the First Treasury Loan Agreement, collectively, the “Treasury Loan Agreements”) between GM and the U.S. Treasury. All capitalized terms used in this Item 1.01 that are not defined herein have the meanings given to them in the Treasury Loan Agreements.

Prior to entry into the amendments, GM was required under the First Treasury Loan Agreement to submit to the President’s Designee, by March 31, 2009, a certification and report (the “Restructuring Plan Report”) detailing, among other things, the progress made by GM and its subsidiaries in implementing the Restructuring Plan, including evidence satisfactory to the Presidents Designee that the following have occurred: (a) the Labor Modifications have been approved by the members of the Unions, (b ) all necessary approvals of the VEBA Modifications, other than regulatory and judicial approvals, have been received, and (c) an exchange offer to implement a Bond Exchange has been commenced (the “Specified Events”). In addition, each of the Treasury Loan Agreements provided that if, by March 31, 2009 or a later date (not to exceed 30 days after March 31, 2009) as determined by the President’s Designee (the “Certification Deadline”), the President’s Designee has not issued a certification that GM and its subsidiaries have taken all steps necessary to achieve and sustain long-term viability, international competitiveness and energy efficiency in accordance with the Restructuring Plan, then the advances and other obligations under the U.S. Treasury Loan Agreements would become due and payable on the 30th day after the Certification Deadline.

Under the amendment to the First Treasury Loan Agreement, the requirement with respect to the certification of the occurrence the Specified Events has been modified to require that (a) the Restructuring Plan Report will include evidence that on or before March 31, 2009 the Specified Events have occurred, or, if such events have not occurred, the status of GM’s efforts with respect thereto, and (b) on or before June 1, 2009, GM will deliver evidence satisfactory to the President’s Designee that the Specified Events have occurred. Under the amendment to each of the Treasury Loan Agreements, the Certification Deadline has been changed to June 1, 2009.

The amendments to the Treasury Loan Agreements are included as exhibits to this Report on Form 8-K.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On March 29, 2009, G. Richard Wagoner, Jr. resigned as a director and stepped down from his positions as Chairman of the Board and Chief Executive Officer of GM.

(c) On March 29, 2009, Frederick A. Henderson was appointed President and Chief Executive Officer of GM. Mr. Henderson, age 50, had been President and Chief Operating Officer of GM since March 3, 2008. Prior to that, he was Vice Chairman and Chief Financial Officer of GM since January 1, 2006, Group Vice President and Chairman of General Motors Europe from June 1, 2004 though the end of 2005, and Group Vice President and President of General Motors Asia Pacific from January 1, 2002 to May 30, 2004. He has been employed by GM since 1984.

Mr. Henderson is a director of GMAC LLC.

Mr. Henderson’s brother, Douglas L. Henderson, is employed by GM, as described in GM’s Annual Report on Form 10-K for the year ended December 31, 2008, Item 13 “Certain Relationships and Related Transactions, and Director Independence—Certain Relationships,” which is incorporated herein by reference.

(d) On March 29, 2009, Mr. Henderson was elected a director of GM. He is expected to be named to the Board’s Administrative Committee. He will not receive any extra compensation specifically for his service on the Board.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Loan and Security Agreement dated as of December 31, 2008 between General Motors Corporation and the United States Department of the Treasury

10.2	Amendment to Loan and Security Agreement dated as of January 16, 2009 between General Motors Corporation and the United States Department of the Treasury

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date: April 2, 2009	By:	/s/ Nick S. Cyprus (Nick S. Cyprus, Controller and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Loan and Security Agreement dated as of December 31, 2008 between General Motors Corporation and the United States Department of the Treasury

10.2	Amendment to Loan and Security Agreement dated as of January 16, 2009 between General Motors Corporation and the United States Department of the Treasury